UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2022

The Beachbody Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39735	85-3222090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Continental Blvd, Suite 400

El Segundo, California 90245

(Address of principal executive offices)

(310) 883-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered

Class A common stock, par value $0.0001 per share	BODY	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A common stock at an exercise price of $11.50	BODY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

The information in this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing by The Beachbody Company, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On April 19, 2022, The Beachbody Company, Inc. (“Beachbody” or the “Company”) announced that Sue Collyns, President and Chief Financial Officer of the Company, will leave the Company to pursue other opportunities, effective May 31, 2022. Ms. Collyns will remain as President and Chief Financial Officer until May 10, 2022, assisting the Company with transition matters until May 31, 2022, at which time her employment with the Company will terminate. Commencing on June 1, 2022, Ms. Collyns will transition to be a consultant to the Company through May 31, 2023. Ms. Collyns will be eligible to receive severance payments and benefits in accordance with the non-cause termination provisions of her existing employment agreement, except that her then-outstanding stock options will remain outstanding and eligible to vest based on her continued consulting services (rather than on an accelerated basis on her termination date).

Appointment of Certain Officers

Chief Financial Officer

The Company’s Compensation Committee approved the hiring of Marc Suidan, age 49, in a financial advisory capacity, effective April 15, 2022, and is recommending to the Company’s Board of Directors (the “Board”) that it appoint Mr. Suidan as the Company’s Chief Financial Officer effective as of May 10, 2022. Prior to joining Beachbody, Mr. Suidan served as a Partner at PricewaterhouseCoopers since 2011 and was most recently their Global Tech, Media and Telecom Leader. Previously, he served as Co-Founder and CFO of several startups. His early career also included controller and senior auditor roles. Suidan holds an MBA from the Kellogg School of Management at Northwestern University, a Bachelor of Management from McGill University, and is an active CPA in Canada.

As of the date of this Current Report on Form 8-K, neither Mr. Suidan nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Mr. Suidan a party to any understanding or arrangement pursuant to which he is to be selected as an officer.

Compensatory Arrangements of Certain Officers

In connection with Mr. Suidan’s commencement of employment, on April 15, 2022, the Compensation Committee of the Board approved, and the Company entered into, an employment offer letter with Mr. Suidan (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Suidan will serve in an advisory capacity from April 15, 2022 until May 10, 2022, at which time Mr. Suidan will (subject to Board approval) serve as the Company’s Chief Financial Officer. The material terms of the Offer Letter are described below.

Mr. Suidan’s employment under the Offer Letter is at-will and will continue until terminated at any time by any party in accordance with the terms of the Offer Letter. Under the Offer Letter, Mr. Suidan reports to the Company’s Chief Executive Officer.

The Offer Letter provides for: (i) an annual base salary of $525,000 per year; (ii) participation in the health, welfare and retirement benefit plans and programs maintained by the Company for the benefit of the Company’s similarly situated employees; (iii) a monthly phone allowance of $175 per month, pursuant to Company policy; and (iv) annual cash bonuses under the Company’s bonus program, with a target bonus opportunity equal to 75% of Mr. Suidan’s annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, will be contingent upon Mr. Suidan’s continued employment through the applicable payment date, and will be pro-rated for any partial year of employment.

In connection with entering into the Offer Letter, Mr. Suidan was granted an option to purchase shares of our Class A common stock (the “Option Award”), as well as an award of restricted stock units covering shares of our Class A common stock (the “RSU Award”), under the Company’s 2021 Incentive Award Plan (the “Plan”). The Option Award and RSU Award each have an aggregate dollar-denominated grant-date value equal to approximately $1,000,000. Each award will vest and, as applicable, become exercisable, as to 25% of the shares underlying the award on each of the first four anniversaries of the grant date, subject to Mr. Suidan’s continued employment through the applicable vesting date.

Under the Offer Letter, if Mr. Suidan’s employment is terminated by the Company without “cause” or due to his resignation for “good reason” (each, as defined in the Offer Letter), then he will be eligible to receive the following severance payments and benefits:

(i)

an amount equal to 1.0 times Mr. Suidan’s highest agreed upon annual base salary or, to the extent the Company implemented a proportionate reduction in the base salaries of other members of the Company’s executive team during the year in which the termination occurs, Mr. Suidan’s base salary as in effect on the termination date, payable in substantially equal installments over the 12-month period following the termination date;

(ii)

an amount equal to Mr. Suidan’s target annual bonus for the year of termination, prorated through the date of termination (the “Pro-Rated Target Bonus”), payable in substantially equal installments over the 12-month period following the termination date;

(iii)	continued healthcare coverage for 12 months following the termination date, at the same levels as in effect on the termination date; and

(iv)

an additional 12 months of vesting for each outstanding and unvested time-vesting Company equity award then-held by Mr. Suidan or, if the termination occurs on or within 12 months following a “change in control” (as defined in the Plan), full accelerated vesting of all outstanding and unvested time-vesting Company equity awards then-held by Mr. Suidan.

The severance payments and benefits described above are subject to Mr. Suidan’s timely execution and non-revocation of a general release of claims in favor of the Company.

In addition to the severance payments and benefits described above, if Mr. Suidan’s employment is terminated due to his death or disability, then Mr. Suidan will be entitled to receive (A) the Prorated Target Bonus and (B) an additional 12 months of vesting for each outstanding and unvested time-vesting Company equity award then-held by Mr. Suidan.

As a condition to Mr. Suidan’s employment under the Offer Letter, Mr. Suidan also entered into the Company’s standard form of Confidentiality and Non-Solicitation Agreement and a Dispute Resolution Agreement.

The foregoing description of the Offer Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Beachbody Company, Inc.
(Registrant)

Date: April 20, 2022	/s/ Blake T. Bilstad
	Name:	Blake T. Bilstad
	Title	Chief Legal Officer and Corporate Secretary